SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2018, Universal Stainless and Alloy Products, Inc. (the “Company”) announced that Christopher T. Scanlon has been named Vice President of Finance, Chief Financial Officer and Treasurer of the Company, effective April 2, 2018. Mr. Scanlon previously served as Controller and Chief Accounting Officer of L.B. Foster Company, a leading international manufacturer and distributor of products and services for transportation and energy infrastructure, from 2012 through March 2018 and as Acting Chief Financial Officer of L.B. Foster Company from April 2017 to September 2017. Mr. Scanlon also previously served as a Division Controller at Education Management Corporation from 2009 through 2012 and in finance and accounting positions with Bayer Corporation and Respironics, Inc. Mr. Scanlon began his career at Ernst & Young LLP in Pittsburgh in 1999. Mr. Scanlon is a Certified Public Accountant in the Commonwealth of Pennsylvania.

In connection with his appointment, Mr. Scanlon entered into an employment agreement, dated April 2, 2018 (the “Employment Agreement”), with the Company. The Employment Agreement has an initial term which continues until April 30, 2019, subject to automatic one-year extensions unless either party elects not to extend the term. Mr. Scanlon will receive an initial annual base salary of $215,000 per year. Mr. Scanlon also will participate in benefit plans or programs generally offered by the Company to salaried employees. Mr. Scanlon is eligible for variable compensation targeted at 80% of his base salary, with a minimum amount of variable compensation for the 2018 calendar year of $50,000 provided that eligibility requirements are met. In addition, Mr. Scanlon received a grant of 15,000 stock options, which vest in four equal annual installments. The foregoing is a not a complete discussion of the Employment Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its quarter ended March 31, 2018.

On April 3, 2018, the Company issued a press release regarding the hiring of Mr. Scanlon. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

99.1      Press Release dated April 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Paul A. McGrath
Vice President of Administration, General Counsel and Secretary

Dated: April 3, 2018